Exhibit 10.4

Franchise Agreement (Single Store Agent)

Agreement No.: PH-2022-C-002

Party A: Wuxi Xinzhan Enterprise Management Consulting Co., Ltd. (hereinafter referred to as “Park Ha” or “Licensor”)

Address: 333-1-403, Jincheng East Road, Xinwu District, Wuxi, Jiangsu Province

Party B: (hereinafter referred to as the “Licensee”)

Address:________________________________

In view of Party B’s intention to engage in beauty business and have the corresponding economic strength and management ability, it is willing to join Park Ha to improve its own service quality and reputation.

Accordingly, according to the civil code of the People’s Republic of China and relevant laws and regulations, Party A and Party B on the principle of voluntary, equality, fairness and good faith, through friendly consultation between both parties, on _____ in Wuxi, the cost franchise agreement (hereinafter referred to as the “this Agreement”), to abide by.

Definition and Interpretation

Unless otherwise specified by the terms of this Agreement, the words and expressions used in this Agreement are as following:

1.	definition

“Agreement”: means this Agreement (including any appendix and any annex attached to this Agreement) which may be amended, amended, replaced or updated from time to time;

“Franchise Area”: refers to the franchise area granted by Party A to Party B.

“Business Place” means the location where Party B is approved to open a franchise store in accordance with the terms of this Agreement.

“Franchise Store” refers to the business entity authorized by Party B on the basis of identifying and agreeing to comply with the franchise system to engage in franchise activities, including but not limited to individual industrial and commercial households, sole proprietorship enterprises, partnerships and companies. As an independent legal subject, the franchise store conducts activities with independent accounting, independent risks and its own profits and losses.

“Business Scope” means that Party B and Party B’s franchise stores can only engage in the sales of licensed products and shall not operate beyond the scope.

“Chartered Products” means all commodities with licensed labels, including but not limited to raw materials, ingredients, etc.

“Force Majeure” means any act / event not foreseeable, insurmountable and uncontrollable by the party claiming the force majeure, If this act / event causes the affected party to perform all or part of the responsibilities and obligations, However, the behavior / event shall also meet the following standards and conditions: force majeure refers to natural disasters (earthquake, hurricanes, typhoon, disease, tsunami, lightning, flood), War (whether declared or not), Riots (except for employees caused by the contractor and / or subcontractor and / or suppliers), Civil war or military unrest, National, regional or industrial strikes (except caused by employees of the contractor and / or subcontractor and / or supplier) and any action by any government, governmental agency or its representatives.

2.	Interpretation

The headings of the terms, annexes and addendum are provided for ease of reading only and shall not affect the interpretation of this Agreement. Singular words, when required, should also include the plural meaning, and vice versa.

When any event, matter or action in this Agreement needs to be approved or agreed by one party, such valid approval or consent shall be made in writing.

In case of any inconsistency between the provisions in the body of this Agreement and the annex, appendix or schedules of this Agreement, the provisions of the annex, appendix or schedules shall prevail.

Article one Preconditions for Party B to Join Park Ha

Party B agrees and warrants to Party A the following content as preconditions for joining Park Ha:

1.	Party B must obtain Party A’s approval for the chosen location of the franchise store. The specific address is: _______________. Party A provides advisory opinions on site selection but does not assume any guarantee responsibility for operational risks arising from the site selection. All travel and accommodation expenses incurred for site selection assistance and store evaluation are borne by Party B.

2.	Party A provides standard store decoration designs, and Party B must strictly implement them. Otherwise, Party A has the right to request Party B to make necessary renovations.

3.	If Party B wishes to change the store location within the designated area, it must obtain approval from Party A. Without Party A’s written approval, Party B has no right to change the store location.

4.	Party B must agree with Party A’s franchise system’s business philosophy and management regulations, voluntarily comply with all designated regulations, and accept Party A’s supervision and guidance. Party B acknowledges the content of this agreement and related agreements, voluntarily signs, and complies with them.

5.	Party B must not operate any products not authorized by Party A within the approved franchise store. Without Party A’s written consent, Party B must not engage in any form of online sales. Party B’s store must be an independent unit and cannot be located within a store that operates other products or businesses.

6.	Party A and Party B have independent legal entity status with no subordinate relationship, and their properties are independently owned. Unless otherwise explicitly provided in this agreement, neither party is responsible for the legal liabilities incurred by the other party with any third party or for any other nature of legal responsibility.

7.	Party B confirms that Party A has fulfilled the franchisor’s information disclosure obligations to Party B in accordance with the law.

Article 2 Grant of Franchise Rights

1.	Granted Rights

1.1	Operational Rights

1.1.1	Party A grants Party B the right to establish one “Park Ha Store” in the designated area as specified in this Agreement. This store will sell Party A’s products or Party A’s authorized third-party products and properly use relevant equipment to sell specified skincare or beauty products. Party B is not allowed to use any name other than those specified in this Agreement without Party A’s approval.

1.1.2	From the date of this agreement, Party B must register the franchise store with the local Administration for Industry and Commerce under a name that does not include “Park Ha” or similar wording as confirmed in writing by Party A. Party B must obtain the necessary business licenses and permits from the tax, health, and market supervision departments required for operating and conducting business activities.

1.1.3	If Party B or its franchise store previously used a name containing “Park Ha,” Party B or its franchise store must complete the name change procedure to remove “Park Ha” from all relevant licenses and permits within six months from the date of this agreement.

1.1.4	From the date the franchise store obtains its business license, all rights and obligations under this Agreement will continue to be performed by the franchise store and Party B. Party B must ensure that the franchise store acknowledges this agreement and that both Party B and its franchise store are jointly liable for all obligations under this Agreement.

1.1.5	If the above-mentioned procedures are not completed within six months from the date of this agreement, Party A must reconfirm whether to grant the franchise rights to Party B. If Party A refuses to grant these rights again, Party B will be considered never to have obtained the authorization outlined in section 1.1.1, and Party A has the right to confiscate the franchise fee and order Party B to cease operating under the Park Ha franchise name.

1.2	Trademark Usage Rights

1.2.1	Upon meeting all preconditions for joining the Park Ha franchise as specified in the agreement and obtaining Party A’s prior confirmation, Party A will issue Party B an “Authorization Certificate” to use the “Park Ha” and “PARK HA” trademarks (with the specified trademark registration numbers), confirming Party B’s qualification as a Park Ha franchise store.

1.2.2	According to the agreement, Party A authorizes the franchise store to use the following intellectual property within the scope of the “Authorization Certificate”:

Trademarks:

Trademark Registration No. 19552309 “PARK HA”

Trademark Registration No. 19552102 “PARK HA”

Trademark Registration No. 19552028 “Park Ha”

Trademark Registration No. 19552238 “Park Ha”

Approved Goods and Services:

Class 44: Medical clinic services; medical massage; medical nursing; medical equipment rental; health consultation; beauty services; makeup artist services; pet cleaning; sanitary equipment rental; gardening.

Class 35: Advertising; marketing; poster advertisement; franchise business management; retail or wholesale services for pharmaceutical preparations; commercial auditing; business relocations; displaying goods for retail purposes on communications media.

1.2.3	The granted usage type is a general license.

1.2.4	Party B is not allowed to use the aforementioned intellectual property beyond the scope of the “Authorization Certificate.” Any infringement will result in Party B bearing full legal responsibility.

2.	Rights Restrictions

2.1	Operational Rights Restrictions

2.1.1	If Party B fails to register with the Administration for Industry and Commerce and obtain the relevant business licenses and permits before conducting official business activities under the Park Ha franchise name, it will be considered a breach and an infringement on Party A’s rights. Party B must compensate Party A 100% of the franchise fee as a penalty. If this compensation is insufficient to cover Party A’s actual losses, Party B must cover the shortfall. Party B must immediately cease the infringing activities, and Party A has the right to terminate this agreement and retain the paid fees.

2.1.2	Party B and its franchise store must lawfully obtain all necessary approvals, licenses, and permits for the actual business scope from relevant departments, including market supervision, health, and tax authorities. Party B and its franchise store are not allowed to exceed the legally permitted business scope, purchase unauthorized third-party equipment, or offer unauthorized medical beauty services or products. Any legal responsibilities arising from such actions will be borne solely by Party B. These actions will also be considered a breach and an infringement on Party A’s rights. Party B must compensate Party A 200% of the franchise fee as a penalty. If this compensation is insufficient to cover Party A’s actual losses, Party B must cover the shortfall. Party B must immediately cease the infringing activities, and Party A has the right to terminate this agreement and retain the paid fees.

2.1.3	Party B’s franchise is for a single store. If Party B wishes to open additional “Park Ha Stores” or “Park Ha Skin Management Centers,” it must obtain prior written consent from Party A and sign a separate agreement with Party A, stipulating additional fees.

2.1.4	During the term of this agreement, Party B is not allowed to transfer any rights or obligations under this agreement to any third party in any form without Party A’s written consent. Unauthorized transfers by Party B will be considered a breach of contract and an infringement on Party A’s rights. Party B must compensate Party A 200% of the franchise fee as a penalty. If this compensation is insufficient to cover Party A’s actual losses, Party B must cover the shortfall. Party B must immediately cease the infringing activities, and Party A has the right to terminate this agreement and retain the paid fees.

2.2	Trademark Usage Rights Restrictions

2.2.1	The trademarks authorized for use by Party B are only for store decoration and advertising purposes. Any other usage must be approved by Party A in writing. Unauthorized use will be considered an infringement on Party A’s intellectual property rights, and Party B must immediately cease the infringing activities. Party A has the right to terminate this Agreement and retain the paid fees.

2.2.2	Party B is not allowed to register the same or similar texts as trademarks in related categories, register similar texts as business names, or use similar logos in products or services that are the same or similar to those of Party A. Any such actions will be considered an infringement on Party A’s rights, and Party A has the right to terminate this Agreement and retain the paid fees.

Article 3 Franchise Fee, Brand Usage Fee, Brand Service Fee, and Payment

1.	Franchise fee

1.1	Franchise fee: RMB 100,000 per year, payable annually.

1.2	Party B must pay the first-year franchise fee within thirty (30) working days from the date of signing this Agreement. If both parties decide to continue the Agreement after the first year, Party B must pay the second-year franchise fee within thirty (30) working days from the end of the first-year term. If Party B decides to continue the agreement after the second year, Party B must pay the third-year franchise fee within thirty (30) working days from the end of the second-year term.

1.3	If Party B has difficulty paying the franchise fee within the above-mentioned periods, Party A may grant an additional grace period not exceeding six months upon approval.

2.	Brand Usage Fee and Brand Service Fee

2.1	Included in the franchise fee, and will not be charged separately.

3.	Taxes

3.1	The above fees are exclusive of taxes, which shall be borne by Party B.

4.	Payment Method

☑ Bank Transfer ☐ Credit Card ☐ Other:____________

5.	If this Agreement cannot continue, is terminated, or is dissolved due to reasons not attributable to Party A, the fees paid by Party B to Party A under this Agreement will not be refunded.

Article 4 Other Rights and Obligations of Party A

1.	During the term of this Agreement, Party A shall have the right to guide, inspect, supervise and evaluate Party B’s business activities regularly or irregularly.

2.	During the term of this Agreement, Party A shall have the right to regularly or irregularly inspect and audit Party B’s transaction records, accounting materials, tax records and other documents.

3.	During the term of this Agreement, Party A shall provide Party B with necessary marketing service guidance or technical guidance for the operation of the franchise and offer necessary assistance to Party B.

4.	To ensure the uniformity of Party A’s franchise system and the consistency of products, Party A has the right to supervise Party B’s business activities.

5.	For any actions by Party B that infringe upon Party A’s legitimate rights, damage the franchise system, or constitute infringement, Party A may issue a written rectification notice. If Party B fails to rectify within the specified period or if the rectification does not meet Party A’s requirements, Party A has the right to terminate this Agreement.

6.	Party A has the right to make partial adjustments to the services provided as mentioned above based on unified management needs.

7.	Apart from pre-arranged on-site guidance by Party A, Party B must proactively apply to Party A for any required services at least 15 working days in advance within each stage’s validity period. Upon Party A’s approval, services will be arranged according to Party A’s actual plan. If Party A is unable to provide the support services due to reasons attributable to Party B, it will be considered as an automatic waiver by Party B.

8.	Any support services provided by Party A, except those delayed due to Party A’s reasons, will be deemed automatically canceled once overdue and will not be subject to any form of adjustment, cash conversion, or product exchange. If Party B needs to increase support services items, service content, frequency, or time, it must apply to Party A fifteen (15) working days in advance, and upon Party A’s approval, arrangements will be made, and relevant fees paid.

Article 5 Other Rights and Obligations of Party B

1.	Party B shall open a store that meets Party A’s standards within six (6) months from the date of signing this Agreement, except an extension is granted in writing by Party A. Otherwise, it will be deemed an automatic waiver, and any fees already paid will not be refunded.

2.	If Party A discovers serious issues in Party B’s operations, it may provide written feedback. Party B must rectify the issues or improve service levels within the specified period to meet the required standards.

3.	Party B should properly handle customer complaints to maintain the reputation of both parties.

4.	Party B must keep all information provided by Party A (whether oral, written, electronic, or any other form), including but not limited to technical information, promotional information, operational management materials, product data, training materials, and market development strategies, confidential and not disclose it to any third party. This information must not be used for any purposes other than those specified in this Agreement.

5.	Without Party A’s written consent, Party B may not transfer any rights or obligations under this Agreement to any third party in any form. This includes but is not limited to authorizing third parties to operate the franchise store through contracting, cooperative operations, or share transfers. If Party B intends to transfer all or part of the shares of the franchise store to a third party, it must submit a written application to Party A and may only proceed with Party A’s approval. Party A has the right of first refusal or compensation.

6.	Any advertising or promotional activities planned and implemented by Party B that target the characteristics of the franchised regional market must obtain Party A’s prior written consent and be carried out under Party A’s guidance.

7.	If infringement by a third party is not caused by Party A, Party B must independently participate in arbitration or litigation activities and bear compensation responsibility. If third parties claim compensation from Party A or hold it accountable, Party B must bear the responsibility and compensate Party A. If Party A has already paid externally, it may seek reimbursement from Party B.

8.	During the term of the franchise, Party B’s operations must be continuous and uninterrupted. Without Party A’s consent, Party B may not suspend operations for more than 30 days in any year, except in cases of force majeure.

9.	Party B promises to take appropriate measures (including but not limited to signing relevant agreements) to ensure that employees and management personnel (including but not limited to senior managers, partners, shareholders, directors, supervisors, actual controllers, etc.) of Party B and the franchise store do not engage in similar businesses or work for competing entities within two (2) years of terminating their employment, partnership, or cooperation.

10.	Within six (6) months from the signing date of this agreement, Party B must establish the franchise store and obtain related licenses and personnel qualification certificates from relevant government departments, including but not limited to business licenses, organization code certificates, tax registration certificates, and health permits, and report them to Party A.

11.	Before establishing the franchise store, or during the franchise period if there are mergers, splits, or other equity changes, Party B must notify Party A in writing of the establishment or change plan (including but not limited to information on the equity structure of the franchise store and the legal representative). These changes can only be implemented with Party A’s written approval.

12.	During the franchise period, Party B may not sell any products that are not authorized by Party A. If Party B violates this, it will bear all responsibility, and Party A will not bear any responsibility. Any resulting impacts or losses to Party A will be compensated by Party B.

13.	Party B must comply with the pricing and discount systems established by Party A and may not make any adjustments to these systems without Party A’s consent. Party B may not conduct any form of online sales without Party A’s written consent.

14.	Party B operates and manages the store independently and assumes all responsibilities. If a third party claims compensation from Party A or holds it accountable due to actions by Party B or its employees or agents, Party B must bear the responsibility and compensate Party A. If Party B or its employees or agents cause harm to others resulting in damage to Party A (including but not limited to reputational damage), Party B must fully compensate Party A.

15.	Party B confirms that it is not an agent of Party A and has no authority to sign contracts in Party A’s name, making Party A liable or responsible to third parties.

16.	Party A reserves the right to modify, delete, or add any regulations or rules due to market conditions, environmental changes, or relevant laws. Party B must comply with these changes.

17.	Party B confirms that Party A has fulfilled all information disclosure and notification obligations as required by laws and regulations.

18.	After Party B completes the store decoration and conducts its own acceptance inspection, it must notify Party A for inspection. The store can only open for business after Party A confirms that it meets the standards. If it does not meet the standards, corrections must be made until it qualifies.

Article 6 Liability for Breach of Agreement

1.	If Party B delays payment of any amount under this Agreement, it shall pay liquidated damages calculated at 3% of the overdue amount per day. If the delay exceeds thirty (30) days, Party A has the right to terminate this Agreement, and any fees already paid will not be refunded.

2.	If Party B fails to perform or fully perform any of the terms and obligations under this Agreement, Party A has the right to order Party B to correct the breach. If Party B fails to correct it within the specified time or fails to meet Party A’s requirements, Party A has the right to demand Party B to bear the following responsibilities:

2.1	Party B shall pay liquidated damages of RMB 50,000. If this Agreement or any supplementary agreement has other provisions, they shall be handled according to the provisions. If Party A suffers actual losses, it may also claim compensation from Party B for the actual losses. Liquidated damages and compensation can be applied simultaneously;

2.2	If the conditions for termination stipulated in this Agreement are met, Party A has the right to terminate this agreement, and any fees collected will not be refunded.

3.	If Party B causes infringement or other economic losses to third parties, Party B shall bear the responsibility for compensation. If third parties claim compensation from Party A, hold it accountable, or require it to pay for losses and expenses or pay compensation, Party B shall bear the responsibility and compensate Party A. If Party A has already paid externally, it may seek reimbursement from Party B.

4.	If Party B fails to perform or fully perform its obligations after the termination of this agreement, Party A has the right to require Party B to perform its obligations and to compensate Party A for all losses caused thereby.

Article 7 Termination of Agreement

1.	If Party B commits any of the following acts, Party A shall have the right to terminate this Agreement and withdraw all the authorization to Party B. The fees already collected by Party A shall not be refunded, and Party B shall compensate Party A for all losses incurred thereby:

1.1	Without the written consent of Party A, Party B authorizes a third party to exercise the rights under this Agreement to exercise to;

1.2	Without the written consent of Party A, Party B opens a beauty care store with “Park Ha”, “PARK HA” or similar name, service trademark and / or other signs;

1.3	Without the written consent of Party A, Party B unilaterally deregisters the business entity or close the store;

1.4	Without written consent of Party A, Party B unilaterally opens new stores or changes the original business premises;

1.5	If Party B fails to pay or make up the franchise fee and other fees to Party A as agreed herein;

1.6	If Party B undergoes liquidation, bankruptcy, or the main assets used for franchising are enforced by the court;

1.7	During the performance period of this Agreement, without Party A’s written consent, any store or branch of Party B is closed for 30 days or more;

1.8	Party B seriously violates national laws and regulations, and its business license is revoked by administrative authorities or subject to other administrative penalties, causing its inability to operate.

1.9	If due to issues with Party B’s management and after-sales service, complaints are made or exposed by major media criticizing the business, and Party B fails to properly address the issues, resulting in damages to expand or conflicts to escalate, severely harming the reputation of Park Ha;

1.10	Transfer this Agreement in whole or in part without Party A’s prior written consent;

1.11	Without the prior written consent of Party A, Party B expands the scope of use of the Park Ha trademark, or uses it along with other trademarks, or commits any infringement against Party A; Party B or Party B’s franchise name contains “Park Ha”;

1.12	Operating beyond the scope of franchise or operating illegally, without obtaining the corresponding license or qualification;

1.13	Being accused of a criminal offense;

1.14	Being subjected to administrative penalties by the administrative authorities and failing to meet the standards within the specified period;

1.15	Without Party A’s prior written consent, changing Party A’s standard pricing.

2	If Party B commits any of the following acts, Party A shall have the right to order Party B to correct such act. If Party B fails to correct it within the specified time, Party A has the right to unilaterally terminate the Agreement by written notice, and the Agreement will become effective upon Party B receiving the termination notice. After the Agreement is terminated, Party B shall bear the liability for breach as stipulated in Article 6 of this Agreement:

2.1	Failure to meet the conditions for business opening or failure to start business within the agreed period;

2.2	Failing to cooperate with nationwide promotional activities according to Party A’s unified arrangements;

2.3	Committing acts that infringe (including but not limited to disclosing) trade secrets;

2.4	Providing incomplete, incorrect, or misleading information to Party A;

2.5	Without Party A’s prior written consent, selling or providing any products of Party A by itself or through entrusted parties in any manner, including but not limited to online, TV direct sales, etc.;

2.6	Failing to meet Party A’s decoration standards;

2.7	Failing to cooperate with or obstructing Party A’s daily store inspections and management;

2.8	Other requirements or obligations that Party A has under this agreement for Party B to fulfill.

3	In the event of Party B’s bankruptcy, inability to repay debts, or other circumstances, without Party A’s prior written consent, no third party shall obtain any rights authorized to Party B by Party A under this Agreement, regardless of the rights creditors hold over Party B or any effective legal documents they possess. Otherwise, Party A may terminate this Agreement at any time.

4	During the term of this Agreement, if Party B needs to terminate this Agreement early due to business reasons, it shall submit a written application to Party A. The Agreement can be terminated upon Party A’s consent. Party A will refund the remaining amount after deducting the corresponding fees.

5	Upon the expiration of the term of this agreement or early termination as stipulated in this agreement, Party B shall handle its store according to one of the methods chosen by Party A and fulfill the relevant obligations as stipulated in Articles 6 to 9:

5.1	Party A purchases all assets or shares of Party B’s store at a fair market price;

5.2	Party A allows a third party to purchase all assets or shares of Party B’s store at a fair market price; or

5.3	Party B handles liquidation and deregistration by itself.

6	After the termination of this Agreement, unless with Party A’s written consent, Party B shall immediately stop using any trademarks, franchise signs, and other related signs of Party A. Party B shall not apply for registration of Party A’s registered trademark as a similar category of goods or service trademark, shall not register words identical or similar to Party A’s registered trademark as a business name in its corporate name, and shall not use signs identical or similar to Party A’s registered trademarks, trade names, or store decorations for the same category of goods or services.

7	Party B shall return all items provided by Party A for the performance of this agreement within thirty (30) days from the termination of this Agreement, including documents and their copies or any reproductions. On the termination date of this Agreement, Party A has the right to stop providing all support and services to Party B.

8	Unless Party A agrees, Party B shall remove all unique internal and external designs, decorations, color schemes, layouts, furniture, and other related items associated with this franchise from its business location upon the termination date of this Agreement, or remove any trademarks, franchise signs, and other related signs from the aforementioned items.

9	Party B shall pay all fees due to Party A under this Agreement within seven (7) days from the termination date of this Agreement.

Article 8 Protection of Trade Secrets

1.	During the term of validity and after the termination of this Agreement, Party B and its employees shall not disclose, use or allow others to use any of Party A’s trade secrets without the written consent of Party A.

2.	Party B undertakes to take various preventive measures, formulate a trade secret protection system, and sign a confidentiality agreement with the personnel who will come in contact with Party A’s trade secrets.

3.	If this Agreement fails to take effect, for any reason, the parties undertake to maintain all the information disclosed to the other party, and the parties may enter into a separate confidentiality agreement.

Article 9 Force Majeure

1.	If any party is unable to perform any obligations under this Agreement due to the influence of force majeure, such as outbreak, war, serious fire, typhoon, typhoon, flood, unavoidable, unavoidable and insurmountable time, the affected party shall notify the other party by fax of the occurrence of such event within 24 hours, and provide to the other party the confirmation produced by relevant agencies or organizations via registered air mail within fourteen (14) days after the occurrence of the force majeure event.

2.	Any party affected by the force majeure event shall not be liable for any delay or failure to perform its obligations caused by the force majeure event. However, the affected party should reduce the result of the force majeure event to the least degree, and notify the other party of the situation by fax as soon as possible after the end or elimination of the force majeure event.

3.	Both parties shall continue to perform their agreed obligations immediately after the force majeure event ends or when its impact is eliminated, and the term of this Agreement shall be extended accordingly. If the impact of the force majeure event lasts for more than one hundred and twenty (120) days, either party shall have the right to terminate the Agreement by written notice.

Article 10 Others

1.	Franchise Term

1.1	The franchise term of this Agreement shall be three (3) years from the date of this Agreement. If both parties have no objection, the Agreement shall be renewed; upon expiration, the term of the Agreement shall be subject to the price announced at the time of the franchise.

1.2	This Agreement shall terminate on the date of the expiration of the franchise, but the termination of this Agreement shall not affect the performance of party B’s obligations within the term of this Agreement or after the termination of this Agreement.

2.	Signing of the supplementary agreement

2.1	For Party B’s purchase of Party A’s products, both parties shall have the same legal effect as this Agreement. In case of any inconsistency in the contents, the separately signed agreement shall prevail.

2.2	Any additions to or modifications to the terms of this Agreement shall be made in writing and signed and sealed by authorized representatives of both parties.

2.3	Through friendly negotiation, Party A and Party B shall reach additional supplementary terms as follows:

In order to help Party B to start business as soon as possible, Party A undertakes to support Party B after this Agreement comes into force, which shall be subject to Party A’s policies or subsequent agreements between both parties.

3.	Effectiveness and Dispute Resolution

3.1	This Agreement is made in duplicate, with each party holding one copy. It shall come into force upon being signed and sealed by both parties on the signature page hereof this Agreement. Both copies shall have the same legal effect. After the expiration of the Agreement, any outstanding debt under the Agreement shall not affected by the maturity of the agreement. The debtor shall still perform its obligations to the creditor.

3.2	Except as otherwise provided herein, without the prior consent of the other party, neither party shall assign or transfer this Agreement or any part thereof, or any interest, rights or obligations or any amount payable under the Agreement, except by Party A to any third party.

3.3	Any dispute arising from this Agreement shall be settled by both parties in the spirit of friendly negotiation. If the negotiation fails, both parties shall settle it to the People’s Court where Party A is located.

4.	Address of service confirmed by both parties

The following provisions are made regarding all kinds of notices, agreements and other documents and the service address and legal consequences of the relevant documents and legal documents being served in case of disputes over the Agreement:

Party A confirms that its valid service address is See the first part of the Agreement ；

Party B confirms that its valid service address is See the first part of the Agreement ；

The scope of application of the service address of both parties includes all kinds of notices, agreements and other documents at the time of non-litigation, as well as the service of relevant documents and legal documents in case of a dispute over the Agreement, and includes the first instance, second instance, retrial and execution procedures after the dispute enters into arbitration and civil proceedings.

5.	Cooling-off Period

The “cooling-off period” of Party B shall be within 24 hours after the signature and confirmation of both parties. After the cooling-off period, Party B shall not breach the Agreement or revoke.

(No text below)

Before signing this Agreement, Party A has detailed the terms of this Agreement to Party B, and Party B has known, fully understood and accepted this, and is willing to perform the provisions in accordance with the terms and conditions. For this purpose, the authorized representatives of both parties sign the agreement as follows:

Party A:	Party B:

Signature of Authorized Representative:	Signature of Authorized Representative:

Date:	Date:

Contact phone number:	Contact phone Number:

Wuxi Xinzhan Enterprise Management Consulting Co., LTD

Franchisee Support Policy

Wuxi Xinzhan Enterprise Management Consulting Co., Ltd. (hereinafter referred to as the “Company”) provides the following support services to franchisees in accordance with the Park Ha Franchise Agreement (Single Store Agent) signed by both parties:

order number	stage	Support items	Total proportion (about)
1	Before the operation	Intellectual property authorization	15%
2		Advertising support	20%
3		Store market research support	5%
4		Pre-operation training	5%
5		Store decoration and renovation to support	20%
6		Product training	10%
7		Training on instruments and equipment	10%
8		Business activities guidance	5%
9	During the operation	Product after-sales assistance	5%
10		Enterprise wechat support	5%
amount to			100%

The Company has the right to adjust the content of this project policy in writing at any time, and the franchisee promises to abide by it unconditionally.